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Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123799) of Globix Corporation of our report dated March 23, 2004 relating to the consolidated financial statements for Neon Communications, Inc. and Subsidiaries as of December 31, 2003 and the years ended December 31, 2003 and 2002, which is included in this Report on Form 8-K/A.



/s/ BDO Seidman, LLP
---------------------
Boston, Massachusetts
May 19, 2005